UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 12, 2015, GenMark Diagnostics, Inc. (the “Company”), and its domestic subsidiaries as guarantors, entered into a Loan and Security Agreement (the “Agreement”) with General Electric Capital Corporation (“GECC”) and the financial institutions that are or become parties to the Agreement as lenders (together with GECC, the “Lenders”). Pursuant to the Agreement, the Lenders have made available to the Company (a) up to $35,000,000 in a series of term loans and (b) a revolving loan in the maximum amount of $5,000,000.
On March 27, 2015, the Company borrowed $10,000,000 under an initial term loan pursuant to the terms of the Agreement (“Term Loan A”). Amounts borrowed under Term Loan A will accrue interest at a rate equal to 1.00%, plus (b) an applicable margin between 4.95% and 5.90% per annum based on certain criteria set forth in the Agreement. The Company is only required to make interest payments on amounts borrowed pursuant to Term Loan A until March 1, 2017 (the “Interest Only Period”). Following the Interest Only Period, monthly installments of principal and interest under Term Loan A will be due until the original principal amount and applicable interest is fully repaid by January 12, 2019.
The information set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 12, 2015 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: April 1, 2015	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer